EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-177366 on Form S-8 of our report dated April 27, 2012, relating to the consolidated financial statements of Renren Inc., its subsidiaries and its variable interest entities (collectively the “Group”), appearing in the Annual Report on Form 20-F of Renren Inc. for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Beijing, the People’s Republic of China

April 27, 2012